UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K
_________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 11, 2022
Date of Report (Date of earliest event reported)

Evolent Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware		001-37415						32-0454912
(State or other jurisdiction of incorporation or organization)		Commission File Number:						(I.R.S. Employer Identification No.)

800 N. Glebe Road	,	Suite 500	,	Arlington	,	Virginia	,	22203
(Address of principal executive offices)(zip code)

(571) 389-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report.)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock of Evolent Health, Inc., par value $0.01 per share	EVH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.02. Unregistered Sales of Equity Securities.

On August 11, 2022, Evolent Health, Inc. (the “Company”) entered into separate privately negotiated exchange agreements (the “Exchange Agreements” and each an “Exchange Agreement”) with certain holders (the “Noteholders”) of the Company’s outstanding 3.50% Convertible Senior Notes due 2024 (the “2024 Notes”), with respect to the exchange (the “2024 Notes Exchange”) of $90.3 million in aggregate principal amount of 2024 Notes for shares of Company’s Class A common stock, par value $0.01 per share (“Common Stock”). Pursuant to the Exchange Agreements, the number of shares of Common Stock to be issued by the Company to the Noteholders upon the closings of the 2024 Notes Exchange will be determined based upon a volume-weighted-average-price per share of Common Stock on each of the two trading days immediately following the date of each Exchange Agreement. Upon the closings of the 2024 Notes Exchange, the Company expects to issue approximately 5.2 million shares of Common Stock, subject to adjustment based on the volume weighted average price of the Common Stock on the two trading days immediately following the date of each Exchange Agreement. Accordingly, such approximate amount is an estimate based on an assumed price of $35.36 per share of Common Stock, the reference price used in the 2024 Notes Exchange. The actual amount of shares of Common Stock issued could vary depending on changes in the trading price of the Common Stock, but in any event will not exceed approximately 5.4 million shares.

The 2024 Notes Exchange is being conducted as a private placement and the shares of Common Stock to be issued in the 2024 Notes Exchange will be issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (“Securities Act”), afforded by Section 4(a)(2) of the Securities Act and will be offered only to persons believed to be either (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act. The Company is relying on this exemption from registration based on the representations made by the Noteholders.

The Company expects the closings of the 2024 Notes Exchange to occur on or about August 17, 2022. Immediately following the closings of the 2024 Notes Exchange, approximately $26.8 million in aggregate principal amount of the 2024 Notes will remain outstanding.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLENT HEALTH, INC.

Date: August 11, 2022	By:	/s/ Jonathan D. Weinberg
	Name:	Jonathan D. Weinberg
	Title:	General Counsel and Secretary